UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 11, 2008

GOLDEN ELEPHANT GLASS TECHNOLOGY, INC.

 (Exact name of registrant as specified in its charter)

Nevada	000-21071	88-0309578
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

123 Chuangye Road

Haizhou District, Fuxin City,

Liaoning, PRC, 123000

(Address of Principal Executive Offices)

(86) 418-3995066

(Registrant's Telephone Number, Including Area Code)

Nevstar Corporation
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On June 10, 2008, the NASDAQ informed Golden Elephant Glass Technology, Inc. (the "Company") that the Company's name change from "Nevstar Corporation" to "Golden Elephant Glass Technology, Inc." would become effective at the open of business on Wednesday, June 11, 2008. As a result of the name change, the Company's trading symbol on the OTC Bulletin Board has changed to "GOEG.OB".

The board of directors of the Company authorized the amendment to the Company's Articles of Incorporation to change its name to "Golden Elephant Glass Technology, Inc." on April 21, 2008 (the "Amendment"). On the same date, stockholders holding a majority of the outstanding shares of the common stock of the Company approved the Amendment by written consent. The Company filed a definitive 14C Information Statement on May 1, 2008. The Amendment was filed with the Secretary of the State of the State of Nevada on May 27, 2008. Customary notification was provided to NASDAQ and it effected the name change and symbol change at the open of business on Wednesday, June 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golden Elephant Glass Technology, Inc.

Date: June 11, 2008

/s/ Lihui Song
Lihui Song
Chief Executive Officer and President